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                                                       EXHIBIT 2.1


                     STOCK PURCHASE AGREEMENT



      THIS AGREEMENT is made and entered into as of the 19th day of December, 1997, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (the "Seller"), and THE COCA-COLA BOTTLING COMPANY OF THE
NORTHEAST, a Delaware corporation ("Purchaser"), under the following circumstances:

           A. The Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase, the following shares of the capital stock of The Coca-Cola Bottling Company of New York, Inc., a Delaware corporation: 52,320 shares of the Class A Common Stock and 251,734 shares of the Class B Common Stock (collectively the "KONY Stock"). The sale of the KONY stock by the Seller and the purchase by the Purchaser is herein called the "Transaction".

           B. This document is being executed to record the agreement of the parties with respect to the Transaction which is as follows:

           1. Closing. The transaction shall be closed on January 5, 1998. The closing shall occur at the offices of the Seller, One Gateway Center, Floor 11, Newark, New Jersey 07102, but, by agreement of the parties may occur by facsimile exchange of the certificates and agreements required by subsections 1(b) and 1(c), and the delivery of funds required by subsection 1(a). Any items exchanged by facsimile will, upon the Seller's receipt of the consideration, be sent by the party obligated to make such delivery to the party entitled to receive such delivery by Federal Express or similarly recognized courier service for delivery on the next business day. At the closing:

                (a) The purchase price for the KONY Stock will be $102,246,309.58, paid to the Seller in immediately available funds to the Seller's account at Bank of New York, New York, New York, ABA Number 021-000-018, Account Number 890-0304-391, Ref Coke NY.

                (b)  The Seller shall deliver to the Purchaser:

                     (i)    Certificate No. 47 evidencing
                ownership of 46,800 shares of Class A Common Stock;

                     (ii)   Certificate No. 87 evidencing
                ownership of 5,520 shares of Class A Common Stock;

                     (iii) Certificate No. 3 evidencing ownership of 225,176 shares of Class B Common Stock;

                     (iv)  Certificate No. 5 evidencing ownership
                of 26,558 shares of Class B Common Stock;

           issued in the name of Seller, together with its duly executed stock powers, having signatures guaranteed by a

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           commercial bank or by a member firm of the New
           York Stock Exchange; and

                     (v)   The Agreement identified in subsection
           1(c)(ii), below, signed by the Seller.

                (c)  The Purchaser shall deliver to the Seller,
substantially in the forms annexed as Exhibit A:
                                      ---------
                     (i)   Consent of the Coca-Cola Company
           ("CCC") to the Transaction as required by the Transfer
           Agreement dated as of September 10, 1981 among CCC, the Seller, the Northwestern Mutual Life
           Insurance Company, Aetna Life Insurance Company and The Penn Mutual Life Insurance Company (the "Transfer Agreement"); and

                     (ii)  Agreement to terminate the
           put/call options created under the Put/Call Option
           Agreement dated November 21, 1995 among the Seller, CCC, and The Coca-Cola Bottling Company of New York, Inc.
           effective upon the completion of the Transaction, signed by CCC and the Purchaser.

           2.   Representations and Warranties of Seller.

                (a)  The Seller has full corporate power and
authority to execute and deliver this Memorandum and to transfer to the Purchaser the KONY Stock to which this Memorandum relates.

                (b) Except as set forth in the Transfer Agreement and Put/Call Agreement, the KONY Stock (i) is free and clear of any liens, restrictions, claims, equities, charges, options or other encumbrances created by the Seller, and (ii) to the knowledge of the Seller, has no defects of title whatsoever.

                (c) The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions described in this Memorandum for which the Purchaser could become liable or obligated.

                (d) The Seller's representations and warranties shall survive the delivery of the KONY Stock.

           3.   Representations and Warranties of Purchaser.

                (a) The Purchaser has full corporate power and authority to execute and deliver this Agreement and to purchase the KONY Stock to which this Agreement relates.

                (b) The Purchaser hereby represents and warrants that Purchaser is acquiring the KONY Stock for investment for Purchaser's account, with the intent of holding the KONY Stock for investment, without the present intent of participating directly or indirectly in a distribution of the KONY Stock, and without the participation of any other person in any part of the purchase.



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                (c)  The Purchaser is an "accredited investor"
within the meaning of Rule 501 of Regulation D, under the Securities Act of 1933, as amended.

                (d)  The Purchaser's representations and
warranties shall survive the delivery of the KONY Stock.

           4.   Miscellaneous.

                (a)  Time is of the essence of this Agreement.

                (b) This Agreement may be executed in one or more counter- parts, each of which shall be deemed an original but all
of which together will    constitute one and the same instrument.
           IN WITNESS WHEREOF, this Agreement is signed by the parties as of the date first above written.

                              SELLER:

                               THE PRUDENTIAL INSURANCE
                                   COMPANY OF AMERICA

                                   /S/  KEVIN J. KRASKA
                               By:--------------------------------
                                       VICE PRESIDENT
                                  Its:----------------------------



PURCHASER:                    THE COCA-COLA BOTTLING COMPANY
                                  OF THE NORTHEAST

                                  /S/ VICKI R. PALMER
                               By:--------------------------------

                                       VICE PRESIDENT
                                  Its:----------------------------


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                        SCHEDULES AND EXHIBITS TO
                         STOCK PURCHASE AGREEMENT


       EXHIBIT A  -- Consent of The Coca-Cola Company to the
                     Transaction; Termination of Put/Call Options
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